UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 11, 2014
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the lululemon athletica inc. 2014 Annual Meeting of Stockholders held on June 11, 2014, the matters on which the stockholders voted, in person or by proxy, were:

1.	to elect three Class I directors to hold office for a three-year term and until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2015;

3.	to adopt a non-binding resolution to approve the compensation of our executive officers; and

4.	to approve the adoption of the lululemon athletica inc. 2014 Equity Incentive Plan.
The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Michael Casey	79,745,002	39,549,489	13,248,769
RoAnn Costin	79,703,490	39,591,001	13,248,769
Laurent Potdevin	118,828,894	465,597	13,248,769
Each of the foregoing nominees was elected and each received affirmative votes from more than a majority of the votes cast.

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Abstained	Votes Against
131,872,966	174,448	495,846
The foregoing proposal was approved.

Adoption of Non-Binding Resolution Approving Compensation of Executive Officers:

Votes For	Votes Abstained	Votes Against	Broker Non-Votes
117,836,945	218,265	1,239,281	13,248,769
The foregoing advisory vote was approved.

Approval of Adoption of the lululemon athletica inc. 2014 Equity Incentive Plan:

Votes For	Votes Abstained	Votes Against	Broker Non-Votes
116,918,526	125,060	2,250,905	13,248,769
The foregoing proposal was approved.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

10.1	lululemon athletica inc. 2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: June 12, 2014	/s/ JOHN E. CURRIE
John E. Currie
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	lululemon athletica inc. 2014 Equity Incentive Plan